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                                                                    EXHIBIT 99.1

                   PROXY SOLICITED BY WELLS FARGO & COMPANY

    P R O X Y


      Unless otherwise specified below, the undersigned, a holder of record of shares of common stock, par value $5.00 per share ("Wells Fargo Common Stock"), of Wells Fargo & Company ("Wells Fargo") at the close of business on February 16, 1996 (the "Record Date"), hereby appoints Paul Hazen and William F. Zuendt, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the special meeting of stockholders of Wells Fargo to be held on March 28, 1996 and any adjournments or reschedulings thereof at which holders of Wells Fargo Common Stock will be voting on whether to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 23, 1996, by and between Wells Fargo and First Interstate Bancorp, a Delaware corporation ("First Interstate"), as amended, providing for the merger (the "Merger") of First Interstate with and into Wells Fargo, and to approve the transactions contemplated thereby, including the Merger and the issuance of shares of Wells Fargo Common Stock and preferred stock pursuant to the Merger, and to vote as specified in this proxy all the shares of Wells Fargo Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

      THE BOARD OF DIRECTORS OF WELLS FARGO RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

      IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED TO ADOPT THE MERGER AGREEMENT.

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                                               SEE REVERSE
                                                  SIDE
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                              (FACE OF PROXY CARD)
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[X]  PLEASE MARK YOUR                                        +        7104
     VOTES AS IN THIS                                        +++++
     EXAMPLE.

THE BOARD OF DIRECTORS OF WELLS FARGO RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.


1. Adoption of the Merger Agreement providing for the Merger of First Interstate with and into Wells Fargo, and approval of the transactions contemplated thereby.

            FOR               AGAINST              ABSTAIN
            [_]                 [_]                  [_]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or reschedulings thereof.


IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED TO ADOPT THE MERGER AGREEMENT AND TO APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER AND THE ISSUANCE OF SHARES OF COMMON AND PREFERRED STOCK PURSUANT TO THE MERGER, AND TO HAVE APPOINTED THE PROXIES WHOSE NAMES APPEAR ON THE FACE HEREOF TO VOTE ON SUCH OTHER MATTERS AS MAY BE PROPERLY BEFORE THEM.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT D.F. KING & CO., INC. AT 1-800-431-9646.

Proxies can only be given by stockholders of record on the Record Date. Please sign your name below exactly as it appears hereon. When shares of Wells Fargo Common Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



SIGNATURE(S) ________________________ DATED________________________, 1996

NOTE: PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
      POSTAGE-PAID ENVELOPE.

                            (REVERSE OF PROXY CARD)